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                                                                    Exhibit 23.2

                         [LETTERHEAD OF MOSS ADAMS LLP]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement, Amendment No. 1 to Form S-4, of our report dated March 14, 2006, with respect to the consolidated balance sheets of Northern Empire Bancshares and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the three years in the period ended December 31, 2005, and our report dated March 14, 2006, with respect to Northern Empire Bancshares' management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in the annual report on Form 10-K, of Northern Empire Bancshares for the year ended December 31, 2005. We also consent to the reference to our firm under the caption "Experts" in the Proxy Statement-Prospectus, which is part of this Registration Statement.



/s/ MOSS ADAMS LLP


Santa Rosa, California
January 10, 2007